UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

THE PEP BOYS – MANNY, MOE & JACK

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-03381	23-0962915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3111 W. Allegheny Ave., Philadelphia, Pennsylvania 19132

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  215-430-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On December 30, 2015, The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Parent”) and subsidiary of Icahn Enterprises L.P. (“Icahn Enterprises”), and IEP Parts Acquisition LLC, a Delaware limited liability company (“Merger Sub”) and wholly-owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed that Merger Sub will commence a cash tender offer (the “Offer”) to acquire, subject to the terms and conditions of the Merger Agreement, all of the shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for a purchase price of $18.50 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, less any applicable tax withholding.

Merger Sub has agreed to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as promptly as practicable from the date of the Merger Agreement, but in any event not later than five business days from the date of the Merger Agreement. The consummation of the Offer will be conditioned on (a) there being validly tendered in the Offer (and not validly withdrawn) that number of shares which, together with the shares beneficially owned by Parent or Merger Sub or any of their respective subsidiaries or affiliates, if any, represents at least a majority of the shares of Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement), (b) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (c) other customary conditions.

The Merger Agreement provides that, following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the closing of the Merger is referred to as the “Effective Time”). The consummation of the Merger is subject to certain customary conditions.

At the Effective Time, each share of Common Stock not purchased in the Offer, other than shares owned by Parent, Merger Sub or any of their respective subsidiaries or affiliates or by the Company or any of its subsidiaries (which will automatically be cancelled and retired and will cease to exist) or any shareholder of the Company who duly exercises dissenters’ rights under Pennsylvania law, will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

Each outstanding option to purchase shares of Common Stock under the Company’s stock plans, whether or not exercisable or vested, will become fully vested and exercisable, and will, as of the Effective Time, be cancelled and converted into the right of the holder thereof to receive an amount in cash equal to the product of (a) the excess, if any, of the Offer Price over the applicable per share exercise price of each such option and (b) the number of shares of Common Stock subject to such option, less any applicable tax withholding. In addition, on the terms and subject to the conditions set forth in the Merger Agreement, any outstanding restricted stock unit awards representing the right to receive shares of Common Stock granted pursuant to the Company’s stock plans that vests over the passage of time, and any outstanding performance stock unit award representing the right to receive shares of Common Stock granted pursuant to the Company’s stock plans that vests based on the level of achievement of performance goals, will vest (to the extent not vested) and will be cancelled and converted into the right of the holder thereof to receive an amount in cash equal to the product of (a) Offer Price and (b) the number of units covered by such award that have not been settled or paid immediately prior to the Effective Time, less any applicable tax withholding.

In the Merger Agreement, the Company also granted Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, that number of newly issued shares of Common Stock (the “Top-Up Shares”) equal to the lowest number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Parent, Merger Sub and any of their respective subsidiaries or affiliates at the time of exercise of the Top-Up Option, will constitute one share of Common Stock more than 80% of the shares of Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement) then outstanding (after giving effect to the issuance of the Top-Up Shares). If following the Offer and the exercise, if any, of the Top-Up Option, Parent, Merger Sub and any of their respective subsidiaries or affiliates hold, in the aggregate, at least 80% of the shares of Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement), the parties have agreed to take all necessary and appropriate action to complete the Merger through after the consummation of the Offer in accordance with the “short form” procedures available under Pennsylvania law.

The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement in certain circumstances, the Company would be required to pay Parent a termination fee equal to $39.5 million. In addition, in the event of a termination under particular circumstances, including in connection with a Superior Proposal (as defined in the Merger Agreement), the Company is obligated to reimburse Parent by wire transfer of immediately available funds an amount equal to the Bridgestone Termination Fee (as defined below) payable by Parent, on behalf the Company, to Bridgestone in connection with the termination of the Bridgestone Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors are not third party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 1.02      Termination of a Material Definitive Agreement.

Immediately prior to entering into the Merger Agreement, the Company delivered to Bridgestone Retail Operations, LLC and Bridgestone Americas, Inc. (collectively, “Bridgestone”) a written notice terminating the Agreement and Plan of Merger, dated as of October 26, 2015, as amended by the Amendment to the Agreement and Plan of Merger, dated as of December 11, 2015, and Amendment No. 2 to the Agreement and Plan of Merger, dated as of December 24, 2015 (the “Bridgestone Agreement”), by and among the Bridgestone Retail Operations, LLC, TAJ Acquisition Co. and the Company, in accordance with Section 10.1(g) of the Bridgestone Agreement. In connection with the termination of the Bridgestone Agreement, Icahn Enterprises has paid, on behalf of the Company, to Bridgestone the termination fee of $39.5 million required to be paid pursuant to the terms of the Bridgestone Agreement (the “Bridgestone Termination Fee”).

Item 8.01      Other Events.

On December 30, 2015, the Company and Icahn Enterprises L.P. issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Also on December 30, 2015, the Company issued a press release announcing the termination of the Bridgestone Agreement. A copy of the press release is attached as Exhibit 99.2 to this report.

Notice to Investors

The Offer has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC and thereafter the Company will file a

Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the Offer, as they may be amended from time to time, when they become available because they will contain important information. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the Tender Offer Statement. Those materials and all other documents filed by the Company, Parent or Merger Sub with the SEC will be available both at no charge on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended January 31, 2015 and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 30, 2015, by and among The Pep Boys – Manny, Moe & Jack, Icahn Enterprises Holdings L.P. and IEP Parts Acquisition LLC.

99.1	Joint Press Release issued by The Pep Boys – Manny, Moe & Jack and Icahn Enterprises L.P. on December 30, 2015.

99.2	Press Release issued by The Pep Boys – Manny, Moe & Jack on December 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys – Manny, Moe & Jack
(Registrant)

By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

Dated: December 30, 2015

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 30, 2015, by and among The Pep Boys – Manny, Moe & Jack, Icahn Enterprises Holdings L.P. and IEP Parts Acquisition LLC.

99.1	Joint Press Release issued by The Pep Boys – Manny, Moe & Jack and Icahn Enterprises L.P. on December 30, 2015.

99.2	Press Release issued by The Pep Boys – Manny, Moe & Jack on December 30, 2015.